Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Carolina First Corporation

We consent to the use of our report dated January 22, 1998 included in Carolina First Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus for the acquisition of First National Bank of Pickens County.

                                              KPMG PEAT MARWICK LLP

Greenville, South Carolina
August 6, 1998